UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 31, 2018

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Legg Mason’s Annual Meeting was held on July 31, 2018. The tabulation of votes for each proposal submitted to Legg Mason’s shareholders at the Annual Meeting was as follows:

Proposal 1: Election of Directors.

In the election of directors, the 10 director nominees were elected with the following votes:

Director	For	Withhold	Broker Non-Votes
Robert E. Angelica	65,837,468	1,275,727	10,752,354
Carol Anthony Davidson	65,837,468	316,531	10,752,354
Michelle J. Goldberg	66,796,636	316,559	10,752,354
Barry W. Huff	66,797,417	315,778	10,752,354
John V. Murphy	65,962,488	1,150,707	10,752,354
Alison A. Quirk	66,223,023	890,172	10,752,354
W. Allen Reed	65,821,695	1,291,500	10,752,354
Margaret Richardson	65,606,226	1,506,969	10,752,354
Kurt L.Schmoke	65,199,616	1,913,579	10,752,354
Joseph A. Sullivan	63,941,245	3,171,950	10,752,354

Proposal 2: Advisory Vote to Approve the Compensation of Legg Mason’s Named Executive Officers.

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as follows:

For	64,795,612
Against	2,086,856
Abstain	230,727
Broker Non- Vote	10,752,354

Proposal 3: Ratification of the Appointment of Legg Mason’s Independent Registered Accounting Firm.

The stockholders voted in favor of the ratification of the appointment of PriceWaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019 as follows:

For	75,713,799
Against	2,082,759
Abstain	68,991
Broker Non- Vote	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: August 1, 2018	By:	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel